Exhibit 4.78

EXECUTION VERSION

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is dated as of October 15, 2025, by and among Hub Cyber Security Ltd, a corporation organized under the laws of the State of Israel (the “Company”) and the undersigned (the “Investor”), and amends that certain Securities Purchase Agreement, dated as of August 27, 2025 (the “Securities Purchase Agreement”), by and among the Company and each of the investors listed on the Schedule of Buyers attached thereto. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

WHEREAS, the Company and the Investor desire to amend certain provisions of the Securities Purchase Agreement pursuant to Section 9(e) thereof.

WHEREAS, pursuant to Section 9(e) of the Securities Purchase Agreement, the Company and the Required Holder may amend the terms of the Securities Purchase Agreement, which amendment shall be binding on all Buyers and holders of Securities.

NOW, THEREFORE, in consideration of the covenants and agreements contained therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor, intending to be legally bound, hereto agree as follows:

1. Amendments. As of the Effective Time (as defined below):

(a) The reference to “$20,000,000” in Recital B shall be replaced with “35,000,000”.

(b) Each reference to “Lead Buyer” in Recital D, Section 1, Section 6(b) and Section 7(b) of the Securities Purchase Agreement shall be replaced with “Lead Buyer or its designees”.

(c) The definition of “Transaction Documents” in the Securities Purchase Agreement is hereby amended to include this Amendment and the Joinder (as defined below).

(d) The form of Additional Note shall be amended and restated in the form attached hereto as Exhibit B.

2. New Buyers; Joinder. As of the Effective Time, a certain investors desire to become a “Buyer” under the Securities Purchase Agreement (each, a “New Buyer”) with all of the rights and obligations of a Buyer under the Securities Purchase Agreement and the other Transaction Documents by executing and delivering to the Company a joinder substantially in the form attached hereto as Exhibit A (the “Joinder”) and a signature page to each of the Securities Purchase Agreement and Registration Rights Agreement. Effective as of the Effective Time, the Investor hereby consents to the amendment to each of the Securities Purchase Agreement and the Registration Rights Agreement to attach the signature page of the New Buyers thereto.

3. Designation; Satisfaction and Cancellation of Agile Indebtedness. In accordance with the Securities Purchase Agreement, as amended hereby, the Investor hereby makes the designations with respect to such Additional Notes and Additional Warrants to be bought at an Additional Closing to occur on or about October 7, 2025, in accordance with the Schedule of Additional Buyers attached as Schedule I attached hereto. With respect to the approximately $2,750,000 of indebtedness owed by the Company to Agile Capital Funding LLC (“Agile”), (i) $750,000 will be applied and credited against the Additional Purchase Price of Agile with respect to such Additional Closing, and (ii) an amount of $1,500,000 outstanding thereunder shall be cancelled in exchange for the payment by the Company of $1,500,000 of the gross proceeds of such Additional Closing (to be paid directly by such other participating Buyers to Agile (or its designee) in the Additional Flow of Funds with respect thereto).

4. Acknowledgement; Ratification of Obligations. The Company and the Investor hereby confirm and agree that, except as set forth in Sections 1 and 2 above, (i) the Securities Purchase Agreement and each other Transaction Documents are, and shall continue to be, in full force and effect, constitute legal and binding obligations of all parties thereto in accordance with its terms and are hereby ratified and confirmed in all respects, and (ii) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Company or the Investor under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document. This Amendment forms an integral and inseparable part of the Securities Purchase Agreement.

5. No Material Non-Public Information. Nothing in this Amendment constitutes material non-public information and the Company has previously disclosed all material, non-public information (if any) provided to the Investor by the Company or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by hereby. The Company acknowledges and agrees that no confidentiality or similar obligations under any agreement, whether written or oral, between the Company, or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates on the other hand, relating to the transactions contemplated hereby, exists as of the date hereof. Notwithstanding anything contained in this Amendment to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Investor shall not have (unless expressly agreed to by the Investor after the date hereof in a written definitive and binding agreement executed by the Company and the Investor), any duty of confidentiality with respect to any material, non-public information regarding the Company.

6. Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under this Amendment or any other Transaction Document are several and not joint with the obligations of any other Buyer, and the Investor shall not be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and other Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and other Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment, or any other Transaction Document and the Company acknowledges that the Investor and the other Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment, any other amendment and any other Transaction Document. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Amendment, any other amendment or out of any other Transaction Documents, and it shall not be necessary for any other Buyers to be joined as an additional party in any proceeding for such purpose.

7. Effectiveness. Section 1 of this Amendment shall become effective upon the later of (x) the due execution and delivery by the Company and the Investor of this Amendment and (y) the due execution and delivery by the New Buyers and the Company of the Joinder (the “Effective Time”).

8. References. As of the Effective Time, all references to the “Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Securities Purchase Agreement and the other Transaction Documents shall refer to the Securities Purchase Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Securities Purchase Agreement (as amended hereby) and references in the Securities Purchase Agreement to “the date hereof,” “the date of this Agreement” and terms of similar import shall in all instances continue to refer to August 27, 2025.

9. Fees. The Company shall promptly reimburse Kelley Drye & Warren, LLP (counsel to the Holder), on demand, a nonaccountable amount of $25,000 for the legal fees and expenses in connection with the preparation and negotiation of this Amendment and the transactions contemplated hereby.

10. Miscellaneous. Section 9 of the Securities Purchase Agreement are hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the parties have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

COMPANY:

HUB CYBER SECURITY LTD

By:	/s/ Noah Hershcoviz		/s/ Lior Davidsohn
	Name:	Noah Hershcoviz	Lior Davidsohn
	Title:	CEO	Interim CFO

IN WITNESS WHEREOF, the parties hereto have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

INVESTOR:

KEYSTONE CAPITAL PARTNERS, LLC

By:	/s/ Fredric Zaino
	Name:	Fredric Zaino
	Title:	CIO

EXHIBIT A

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Joinder”) dated as of October 7, 2025 (the “Effective Date”), between Hub Cyber Security Ltd, a corporation organized under the laws of the State of Israel (the “Company”) and [NEW BUYER] (the “New Buyer”).

1. Reference is made to (x) that certain Securities Purchase Agreement, dated as of August 27, 2025 (the “Securities Purchase Agreement”), by and among the Company and the investors listed on the signature pages thereto and (y) Amendment No. 1 to the Securities Purchase Agreement, dated October 7, 2025 (the “Amendment No. 1”, and the Securities Purchase Agreement, as amended, the “Amended Securities Purchase Agreement”).

2. The Company hereby agrees that, effective upon the Effective Date (as defined in Amendment No. 1), the New Buyer (i) shall be deemed a “Buyer” under the Amended Securities Purchase Agreement, as such term is defined therein, (ii) shall be deemed a “Buyer” under the Registration Rights Agreement (as defined in the Amended Securities Purchase Agreement), (iii) shall be deemed a “Holder” under the terms of the Irrevocable Transfer Agent Instructions, (iv) shall be entitled to all of the applicable rights and bound by all of the applicable obligations of each of the Transaction Documents (as defined in the Amended Securities Purchase Agreement), (v) represents and warrants that the representations and warranties of the Company contained in the Amended Securities Purchase Agreement are true and correct as if made by the Company to the New Buyer on the date hereof and (vi) authorizes any officer or other authorized representative of the Company to attach the signature pages to the Amended Securities Purchase Agreement and the Registration Rights Agreement, attached hereto as Exhibit A and Exhibit B, respectively, to the Amended Securities Purchase Agreement and the Registration Rights Agreement, as applicable, and, in accordance with Section 1.(a) of Amendment No. 1, to include the New Buyer to the Schedule of Buyers under the Amended Securities Purchase Agreement.

3. The New Buyer (i) agrees that it will perform in accordance with their terms all of the agreements and obligations which by the terms of each of the Amended Securities Purchase Agreement and the Registration Rights Agreement are required to be performed by it as a Buyer and, as of the Effective Date, the terms of each of the Amended Securities Purchase Agreement and the Registration Rights Agreement shall be the binding obligations of the New Buyer, and (ii) represents and warrants that the representations and warranties of the Buyer contained in the Amended Securities Purchase Agreement are true and correct as if made by the New Buyer on the date hereof.

4. Each of the parties hereto represent and warrant that it is duly authorized to enter into this Joinder.

5. Section 9 of the Amended Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HUB CYBER SECURITY LTD

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NEW BUYER]

By:
Name:
Title:

EXHIBIT A

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

[NEW BUYER]

By:
Name:
Title:

EXHIBIT B

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYER:

[NEW BUYER]

By:
Name:
Title:

EXHIBIT B

[Insert Form of Additional Note]

FINAL FORM

FORM OF SUBORDINATED CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 21(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). PURSUANT TO TREASURY REGULATION §1.1275-3(B)(1), TUVIA GROSSMAN, A REPRESENTATIVE OF THE COMPANY HEREOF WILL, BEGINNING TEN DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(B)(1)(I). MR. GROSSMAN MAY BE REACHED AT TELEPHONE NUMBER +972-3-791-3200.

HUB CYBER SECURITY LTD.

Subordinated Convertible Note

Issuance Date: October [ ], 2025	Original Principal Amount: U.S. $[●]
(the “Issuance Date”)

FOR VALUE RECEIVED, Hub Cyber Security Ltd, a company incorporated under the laws of the State of Israel (the “Company”), hereby promises to pay to the order of __________ or its registered assigns (“Holder”) the amount set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date, on any Installment Date with respect to the Installment Amount due on such Installment Date (each as defined below) or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and, upon the occurrence and continuance of an Event of Default, to pay interest (“Interest”) on any outstanding Principal at the applicable Default Rate (as defined below) as the same becomes due and payable, whether upon the Maturity Date or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Subordinated Convertible Note (including all Subordinated Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Subordinated Convertible Notes issued pursuant to the Securities Purchase Agreement, dated as of August 27, 2025 (the “Subscription Date”), by and among the Company and the investors (including any other investors that join such agreement, collectively, the “Buyers”) referred to therein, as amended from time to time (collectively, the “Notes”, and such other Subordinated Convertible Notes, the “Other Notes”). Certain capitalized terms used herein are defined in Section 34.

1. PAYMENTS OF PRINCIPAL. On each Installment Date, the Company shall pay to the Holder an amount equal to the Installment Amount due on such Installment Date in accordance with Section 8. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges (as defined in Section 27(b)) on such Principal and Interest. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any.

2. INTEREST; DEFAULT RATE. No Interest shall accrue hereunder unless and until an Event of Default (as defined below) has occurred. From and after the occurrence and during the continuance of any Event of Default, Interest on the outstanding Principal shall accrue hereunder at the Default Rate and shall be computed on the basis of a 360-day year and twelve 30-day months, shall compound each calendar month and shall be payable in arrears on the first Trading Day of each Fiscal Quarter in which Interest accrues hereunder (each, an “Interest Date”). Accrued and unpaid Interest, if any, shall also be payable by way of inclusion of such Interest in the Conversion Amount (as defined below) on each Conversion Date (as defined below) in accordance with Section 3(b)(i) or upon any redemption in accordance with Section 14 or any required payment upon any Bankruptcy Event of Default (as defined below). In the event that such Event of Default is subsequently cured (and no other Event of Default then exists (including, without limitation, for the Company’s failure to pay such Interest at the Default Rate on the applicable Interest Date)), Interest shall cease to accrue hereunder as of the calendar day immediately following the date of such cure; provided that the Interest as calculated and unpaid during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

3. CONVERSION OF NOTES. At any time after the Issuance Date, this Note shall be convertible into validly issued, fully paid and non-assessable Ordinary Shares (as defined below), on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable Ordinary Shares in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of an Ordinary Share upon any conversion. If the issuance would result in the issuance of a fraction of an Ordinary Share, the Company shall round such fraction of a Ordinary Share up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Ordinary Shares upon conversion of any Conversion Amount.

(b) Conversion Rate. The number of Ordinary Shares issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (A) the portion of the Principal of this Note to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such portion of the Principal of this Note, (C) accrued and unpaid Late Charges with respect to such portion of such Principal of this Note and such Interest, and (D) any other unpaid amounts pursuant to the Transaction Documents (as defined in the Securities Purchase Agreement), if any.

(ii) “Conversion Price” means, as of any Conversion Date or other date of determination, $2.88, subject to adjustment as provided herein (including, without limitation, pursuant to Sections 3(e), 7 and 8 below).

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into Ordinary Shares on any date (a “Conversion Date”), the Holder shall deliver (whether via electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (each, a “Conversion Notice”) to the Company. If required by Section 3(c)(iii), within one (1) Trading Day following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 21(b)). On the date of receipt of a Conversion Notice, the Company shall transmit by electronic mail an acknowledgment, in the form attached hereto as Exhibit II, of confirmation of receipt of such Conversion Notice and representation as to whether such Ordinary Shares may then be resold pursuant to Rule 144 or an effective and available registration statement (each, an “Acknowledgement”) to the Holder and the Company’s transfer agent (the “Transfer Agent”) which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the first (1st) Trading Day following the date on which the Company has received a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such Ordinary Shares issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Company shall (1) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program (“FAST”), credit such aggregate number of Ordinary Shares to which the Holder shall be entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in FAST, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of Ordinary Shares to which the Holder shall be entitled pursuant to such conversion. If this Note is physically surrendered for conversion pursuant to Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than one (1) Business Day after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 21(c)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the Ordinary Shares (the “Conversion Shares”) issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Conversion Shares on the Conversion Date; provided, that the Holder shall be deemed to have waived any voting rights of any such Conversion Shares that may arise during the period commencing on such Conversion Date, through and including, such applicable Share Delivery Deadline (each, a “Conversion Period”), as necessary, such that the aggregate voting rights of any Ordinary Shares (including such Conversion Shares) beneficially owned by the Holder and/or any Attribution Parties, collectively, on any such applicable date of determination shall not exceed the Maximum Percentage (as defined below) as a result of any such conversion of this Note. In the event of a partial conversion of this Note pursuant hereto, the Principal amount converted shall be deducted from the Installment Amount(s) relating to the Installment Date(s) as set forth in the applicable Conversion Notice.

(ii) Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, = if the Transfer Agent is not participating in FAST, to issue and deliver to the Holder (or its designee) a certificate for the number of Ordinary Shares to which the Holder is entitled and register such Ordinary Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of Ordinary Shares to which the Holder is entitled upon the Holder’s conversion of this Note (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each day after such Share Delivery Deadline that the issuance of such Ordinary Shares is not timely effected an amount equal to 1% (one percent) of the product of (A) the sum of the number of Ordinary Shares not issued to the Holder on or prior to the Share Delivery Deadline and to which the Holder is entitled, multiplied by (B) any trading price of the Ordinary Shares selected by the Holder in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Deadline and (2) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such Ordinary Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, the Transfer Agent shall fail to credit the balance account of the Holder or the Holder’s designee with DTC for the number of Ordinary Shares to which the Holder is entitled upon the Holder’s conversion hereunder or pursuant to the Company’s obligation pursuant to clause (II) below, and if on or after such Share Delivery Deadline the Holder acquires (in an open market transaction, share loan or otherwise) Ordinary Shares corresponding to all or any portion of the number of Ordinary Shares issuable upon such conversion that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within one (1) Trading Day after receipt of the Holder’s request and in the Holder’s discretion, either: (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, share loan costs and other out-of-pocket expenses, if any) for the Ordinary Shares so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such Ordinary Shares) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Ordinary Shares to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) (and to issue such Ordinary Shares) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Ordinary Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Ordinary Shares to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of Ordinary Shares multiplied by (y) the lowest Closing Sale Price of the Ordinary Shares on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II) (the “Buy-In Payment Amount”). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Ordinary Shares (or to electronically deliver such Ordinary Shares) upon the conversion of this Note as required pursuant to the terms hereof.

(iii) Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell all or part of any Registered Note by the holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 21, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 3(c)(i)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. If the Company does not update the Register to record such Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of Ordinary Shares issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of Ordinary Shares not in dispute and resolve such dispute in accordance with Section 26.

(d) Limitations on Conversions. The Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would “beneficially own” or “hold” (as defined for purposes of Section 13(d) of the 1934 Act) or “hold” (as defined for purposes the Israeli Companies Law, 5759-1999 (the “Companies Law”)), as applicable, in excess of 4.99% (the “Maximum Percentage”) of the Ordinary Shares outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of Ordinary Shares beneficially owned or held by the Holder and the other Attribution Parties shall include the number of Ordinary Shares held by the Holder and all other Attribution Parties plus the number of Ordinary Shares issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude Ordinary Shares which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred shares or warrants) beneficially owned or held by the Holder or any other Attribution Party subject to a limitation on conversion analogous to the limitation contained in this Section 3(d). For purposes of this Section 3(d), beneficial ownership and holdings shall be calculated in accordance with Section 13(d) of the 1934 Act and/or holdings shall be calculated in accordance with the Companies Law, as applicable (with, as applicable, such higher result governing any determination hereunder). For purposes of determining the number of outstanding Ordinary Shares the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding Ordinary Shares as reflected in (x) the Company’s most recent Annual Report on Form 20-F, Report of Foreign Issuer on Form 6-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of Ordinary Shares outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding Ordinary Shares is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of Ordinary Shares then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership or holdings, as applicable, as determined pursuant to this Section 3(d), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Ordinary Shares to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Ordinary Shares to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own or hold, in the aggregate, more than the Maximum Percentage of the number of outstanding Ordinary Shares (as determined in accordance with this Section 3(d)), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall have no rights with respect to the Excess Shares (including, without limitation, no power to vote or transfer the Excess Shares). Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and until the approval of the Company’s shareholders has been obtained therefor in accordance with the Companies Law and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the Ordinary Shares issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be amended, modified or waived and shall apply to a successor holder of this Note.

(e) Right of Alternate Conversion.

(i) General.

(1) Alternate Optional Conversion. Subject to Section 3(d), at any time, at the option of the Holder, the Holder may convert (each, an “Alternate Optional Conversion”, and the date of such Alternate Optional Conversion, an “Alternate Optional Conversion Date”) all, or any part, of this Note into Ordinary Shares (such portion of the Conversion Amount subject to such Alternate Optional Conversion, the “Alternate Optional Conversion Amount”) at a conversion rate (the “Alternate Optional Conversion Rate”) equal to the quotient of (x) the Conversion Amount divided by (y) the Alternate Optional Conversion Price.

(2) Subject to Section 3(d), at any time during an Event of Default Redemption Right Period (as defined below) (regardless of whether such Event of Default has been cured, or if the Company has delivered an Event of Default Notice to the Holder or if the Holder has delivered an Event of Default Redemption Notice to the Company or otherwise notified the Company that an Event of Default has occurred), the Holder may, at the Holder’s option, convert (each, an “Alternate Event of Default Conversion” and together with each Alternate Optional Conversion, each, an “Alternate Conversion”, and the date of such Alternate Event of Default Conversion, each, an “Alternate Event of Default Conversion Date”, and together with each Alternate Optional Conversion Date, each, an “Alternate Conversion Date”) all, or any part of, the Conversion Amount (such portion of the Conversion Amount subject to such Alternate Conversion, the “Alternate Event of Default Conversion Amount” and together with each Alternate Optional Conversion Amount, each, an “Alternate Conversion Amount”) into Ordinary Shares at a conversion rate (the “Alternate Event of Default Conversion Rate”, and together with the Alternate Optional Conversion Rate, each an “Alternate Conversion Rate”) equal to the quotient of (x) the Redemption Premium of the Conversion Amount divided by (y) the Alternate Event of Default Conversion Price (and together with the Alternate Optional Conversion Price, each an “Alternate Conversion Price”).

(ii) Mechanics of Alternate Conversion. On any Alternate Conversion Date, the Holder may voluntarily convert any Alternate Conversion Amount pursuant to Section 3(c) at the applicable Alternate Conversion Rate (for the avoidance of doubt, with the applicable “Alternate Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Alternate Conversion and, solely with respect to the calculation of the number of Ordinary Shares issuable upon conversion of any Conversion Amount in an Alternate Event of Default Conversion, with “Redemption Premium of the Conversion Amount” replacing “Conversion Amount” in clause (x) of the definition of Conversion Rate above with respect to such Alternate Conversion), by designating in the Conversion Notice delivered pursuant to this Section 3(e) of this Note that the Holder is electing to use the applicable Alternate Conversion Price for such conversion; provided that in the event of the Conversion Floor Price Condition, on the applicable Alternate Conversion Date the Company shall also deliver to the Holder the applicable Alternate Conversion Floor Amount. Notwithstanding anything to the contrary in this Section 3(e), but subject to Section 3(d), until the Company delivers Ordinary Shares representing the applicable Alternate Conversion Amount to the Holder, such Alternate Conversion Amount may be converted by the Holder into Ordinary Shares pursuant to Section 3(c) without regard to this Section 3(e). In the event of an Alternate Conversion pursuant to this Section 3(e) of all, or any portion, of this Note, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 3(e), together with the applicable Alternate Conversion Price used in such Alternate Conversion, as applicable, is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

4. RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default” and each of the events in clauses (ix), (x) and (xi) shall constitute a “Bankruptcy Event of Default”:

(i) the failure of the applicable Registration Statement to be filed with the SEC on or prior to the date that is five (5) Business Days after the applicable Filing Deadline (as defined in the Registration Rights Agreement) or the failure of the applicable Registration Statement to be declared effective by the SEC on or prior to the date that is five (5) Business Days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement);

(ii) while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or such Registration Statement (or the prospectus contained therein) is unavailable to any holder of Registrable Securities for sale of all of such holder’s Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive Business Days or for more than an aggregate of ten (10) Business Days in any 365-day period (excluding days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

(iii) the suspension from trading or the failure of the Ordinary Shares to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;

(iv) the Company’s (A) failure to cure a Conversion Failure or a Delivery Failure (as defined in the Warrants) by delivery of the required number of Ordinary Shares within five (5) Trading Days after the applicable Conversion Date or exercise date (as the case may be) (B) notice, written or oral, to any holder of the Notes or Warrants, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Notes into Ordinary Shares that is requested in accordance with the provisions of the Notes, other than pursuant to Section 3(d), or a request for exercise of any Warrants into Ordinary Shares that is requested in accordance with the provisions of the Warrants;

(v) except to the extent the Company is in compliance with Section 13(b) below, at any time following the tenth (10th) consecutive day that the Holder’s Authorized Share Allocation (as defined in Section 13(a) below) is less than the sum of (A) the number of Ordinary Shares that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise) at the applicable Alternate Conversion Price then in effect and (B) the number of Ordinary Shares that the Holder would be entitled to receive upon exercise in full of the Holder’s Warrants (without regard to any limitations on exercise set forth in the Warrants);

(vi) the Company’s or any Subsidiary’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s or any Subsidiary’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least five (5) Trading Days;

(vii) the Company fails to remove any restrictive legend on any certificate or any Ordinary Shares issued to the Holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Securities Purchase Agreement) acquired by the Holder under the Securities Purchase Agreement (including this Note) as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) Business Days;

(viii) the occurrence of any acceleration prior to maturity or failure to pay when due (after giving effect to any applicable grace periods and waivers), as applicable, of at least an aggregate of $500,000 of Indebtedness (as defined in the Securities Purchase Agreement) of the Company or any of its Subsidiaries, other than with respect to any Other Notes;

(ix) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Significant Subsidiary and, if instituted against the Company or any Significant Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

(x) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(xi) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Significant Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(xii) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(xiii) the Company and/or any Subsidiary, individually or in the aggregate, fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $500,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with IFRS) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $500,000, which breach or violation has resulted in acceleration prior to maturity or failure to pay when due (after giving effect to any applicable grace periods and waivers) of the amounts due thereunder;

(xiv) other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches any representation or warranty, in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of two (2) consecutive Trading Days;

(xv) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure, or (C) as to whether any Event of Default has occurred;

(xvi) any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of Section 16 of this Note;

(xvii) at any time after January 3, 2026, the authorized Ordinary Shares of the Company fails to equal or exceed 250 million Ordinary Shares (as adjusted for any share split, share combination, recapitalization or similar event).

(xviii) any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs;

(xix) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b) Notice of an Event of Default; Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within two (2) Business Days deliver written notice thereof via electronic mail and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default (such earlier date, the “Event of Default Right Commencement Date”) and ending (such ending date, the “Event of Default Right Expiration Date”, and each such period, an “Event of Default Redemption Right Period”) on the tenth (10th) Trading Day after the later of (x) the date such Event of Default is cured and (y) the Holder’s receipt of an Event of Default Notice that includes (I) a reasonable description of the applicable Event of Default, (II) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (III) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the applicable Event of Default Right Expiration Date, the Holder may require the Company to redeem (regardless of whether such Event of Default has been cured on or prior to the Event of Default Right Expiration Date) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Ordinary Shares on any Trading Day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under this Section 4(b) (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 14. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 3(e), but subject to Section 3(d), until the Event of Default Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Ordinary Shares pursuant to the terms of this Note. In the event of a partial redemption of this Note pursuant hereto, the Principal amount redeemed shall be deducted from the Installment Amount(s) relating to the applicable Installment Date(s) as set forth in the Event of Default Redemption Notice. In the event of the Company’s redemption of any portion of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Any redemption upon an Event of Default shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved.

(c) Mandatory Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash representing (i) all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest, multiplied by (ii) the Redemption Premium, in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity, provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.

5. RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes held by such holder, having similar conversion rights as the Notes and having similar ranking and security to the Notes, and satisfactory to the Holder. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the Ordinary Shares (or other securities, cash, assets or other property (except such items still issuable under Sections 6 and 18, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such publicly- traded Ordinary Shares or common equity (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5(a) to permit the Fundamental Transaction without the assumption of this Note. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

(b) Notice of a Change of Control; Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via electronic mail and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice or the Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending on twenty (20) Trading Days after the later of (A) the date of consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice or (C) the date of the announcement of such Change of Control, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the greatest of (i) the product of (x) the Change of Control Redemption Premium multiplied by (y) the Conversion Amount being redeemed, (ii) the product of (x) the Change of Control Redemption Premium multiplied by (y) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the Ordinary Shares during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date the Holder delivers the Change of Control Redemption Notice by (II) the Conversion Price then in effect and (iii) the product of (x) the Change of Control Redemption Premium multiplied by (y) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per Ordinary Share to be paid to the holders of the Ordinary Shares upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Change of Control) divided by (II) the Conversion Price then in effect (the “Change of Control Redemption Price”). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 14 and shall have priority to payments to shareholders in connection with such Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Ordinary Shares pursuant to Section 3. In the event of a partial redemption of this Note pursuant hereto, the Principal amount redeemed shall be deducted from the Installment Amount(s) relating to the applicable Installment Date(s) as set forth in the Change of Control Redemption Notice. In the event of the Company’s redemption of any portion of this Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

6. RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a) Purchase Rights. In addition to any adjustments pursuant to Sections 7 or 18 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares acquirable upon conversion of this Note (taking into account the limitation in Section 3(d) on the convertibility of this Note and assuming for such purpose that the Note was converted at the applicable Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights. Without the prior written consent of the Holder, the Company shall not issue, grant or sell Purchase Rights if it would result in the Holder receiving fewer Purchase Rights than the Holder would be entitled to receive pursuant to this Section 6(a) if the Holder had, as of the record date for such Purchase Rights, held the aggregate number of Ordinary Shares acquirable upon complete conversion of this Note (without taking into account the limitation on the convertibility of this Note under Section 3(d) above).

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Ordinary Shares are entitled to receive securities or other assets with respect to or in exchange for Ordinary Shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option (i) in addition to the Ordinary Shares receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such Ordinary Shares had such Ordinary Shares been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the Ordinary Shares otherwise receivable upon such conversion, such securities or other assets received by the holders of Ordinary Shares in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to Ordinary Shares) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

7. RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Conversion Price upon Issuance of Ordinary Shares. If and whenever on or after the Subscription Date the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or in accordance with this Section 7(a) is deemed to have granted, issued or sold, any Ordinary Shares (including the granting, issuance or sale of Ordinary Shares owned or held by or for the account of the Company, but excluding any Excluded Securities granted, issued or sold or deemed to have been granted, issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the New Issuance Price under this Section 7(a)), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any Options and the lowest price per share for which one Ordinary Share is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such Ordinary Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting, issuance or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one Ordinary Share is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Ordinary Share upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one Ordinary Share is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof, minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) with respect to any one Ordinary Share upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration (including, without limitation, consideration consisting of cash, debt forgiveness, assets or any other property) received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such Ordinary Share or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms thereof or upon the actual issuance of such Ordinary Shares upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Convertible Securities and the lowest price per share for which one Ordinary Share is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such Ordinary Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale (or the time of execution of such agreement to issue or sell, as applicable) of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “lowest price per share for which one Ordinary Share is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one Ordinary Share upon the issuance or sale (or pursuant to the agreement to issue or sell, as applicable) of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one Ordinary Share is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) with respect to any one Ordinary Share upon the issuance or sale (or the agreement to issue or sell, as applicable) of such Convertible Security plus the value of any other consideration received or receivable (including, without limitation, any consideration consisting of cash, debt forgiveness, assets or other property) by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such Ordinary Shares upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 7(a), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Ordinary Shares increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 7(b) below), the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security (including, without limitation, any Option or Convertible Security that was outstanding as of the Subscription Date) are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Ordinary Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 7(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such Option and/or Convertible Security and/or Adjustment Right, the “Secondary Securities”), together comprising one integrated transaction (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing), the aggregate consideration per Ordinary Share with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one Ordinary Share was issued (or was deemed to be issued pursuant to Section 7(a)(i) or 7(a)(ii) above, as applicable) in such integrated transaction solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (I) the Black Scholes Consideration Value of each such Option, if any, (II) the fair market value (as determined by the Holder in good faith) or the Black Scholes Consideration Value, as applicable, of such Adjustment Right, if any, and (III) the fair market value (as determined by the Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 7(a)(iv). If any Ordinary Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Ordinary Shares, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor. If any Ordinary Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company (for the purpose of determining the consideration paid for such Ordinary Shares, Options or Convertible Securities, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any Ordinary Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor (for the purpose of determining the consideration paid for such Ordinary Shares, Options or Convertible Securities, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Ordinary Shares, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of Ordinary Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Ordinary Shares, Options or in Convertible Securities or (B) to subscribe for or purchase Ordinary Shares, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the Ordinary Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(b) Adjustment of Conversion Price upon Subdivision or Combination of Ordinary Shares. Without limiting any provision of Section 6, Section 18 or Section 7(a), if the Company at any time on or after the Subscription Date subdivides (by any share split, share dividend, share combination, recapitalization or other similar transaction) one or more classes of its outstanding Ordinary Shares into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 6, Section 18 or Section 7(a), if the Company at any time on or after the Subscription Date combines (by any share split, share dividend, share combination, recapitalization or other similar transaction) one or more classes of its outstanding Ordinary Shares into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7(b) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(c) Holder’s Right of Adjusted Conversion Price. In addition to and not in limitation of the other provisions of this Section 7, if the Company in any manner issues or sells or enters into any agreement to issue or sell, any Ordinary Shares, Options or Convertible Securities (other than a Permitted VRT (as defined in the Securities Purchase Agreement)) (any such securities, “Variable Price Securities”), after the Subscription Date that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for Ordinary Shares at a price which varies or may vary with the market price of the Ordinary Shares, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via electronic mail and overnight courier to the Holder on the date of such agreement and the issuance of such Ordinary Shares, Convertible Securities or Options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of this Note by designating in the Conversion Notice delivered upon any conversion of this Note that solely for purposes of such conversion the Holder is relying on the Variable Price rather than the Conversion Price then in effect. The Holder’s election to rely on a Variable Price for a particular conversion of this Note shall not obligate the Holder to rely on a Variable Price for any future conversion of this Note.

(d) Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of share appreciation rights, phantom share rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 7(d) will increase the Conversion Price as otherwise determined pursuant to this Section 7, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

(e) Calculations. All calculations under this Section 7 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of Ordinary Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Ordinary Shares.

(f) Voluntary Adjustment by Company. Subject to the rules and regulations of the Principal Market, the Company may at any time during the term of this Note, with the prior written consent of the Required Holders (as defined in the Securities Purchase Agreement), reduce the then current Conversion Price of each of the Notes to any amount and for any period of time deemed appropriate by the board of directors of the Company.

8. INSTALLMENT CONVERSION OR REDEMPTION.

(a) General. On each applicable Installment Date, provided there has been no Equity Conditions Failure, the Company shall pay to the Holder of this Note the applicable Installment Amount due on such date by converting such Installment Amount in accordance with this Section 8 (a “Installment Conversion”); provided, however, that the Company may, at its option following notice to the Holder as set forth below, pay the Installment Amount by redeeming such Installment Amount in cash (a “Installment Redemption”) or by any combination of an Installment Conversion and an Installment Redemption so long as all of the outstanding applicable Installment Amount due on any Installment Date shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 8. On the date which is the twenty-first (21st) Trading Day prior to each Installment Date (or, with respect to the initial Installment Date, the Initial Installment Notice Due Date) (each, an “Installment Notice Due Date”), the Company shall deliver written notice (each, a “Installment Notice” and the date all of the holders receive such notice is referred to as to the “Installment Notice Date”), to each holder of Notes and such Installment Notice shall (i) either (A) confirm that the applicable Installment Amount of such holder’s Note shall be converted in whole pursuant to an Installment Conversion or (B) (1) state that the Company elects to redeem for cash, or is required to redeem for cash in accordance with the provisions of the Notes, in whole or in part, the applicable Installment Amount pursuant to an Installment Redemption and (2) specify the portion of such Installment Amount which the Company elects or is required to redeem pursuant to an Installment Redemption (such amount to be redeemed in cash, the “Installment Redemption Amount”) and the portion of the applicable Installment Amount, if any, with respect to which the Company will, and is permitted to, effect an Installment Conversion (such amount of the applicable Installment Amount so specified to be so converted pursuant to this Section 8 is referred to herein as the “Installment Conversion Amount”), which amounts when added together, must at least equal the entire applicable Installment Amount and (ii) if the applicable Installment Amount is to be paid, in whole or in part, pursuant to an Installment Conversion, certify that there is not then an Equity Conditions Failure as of the applicable Installment Notice Date. Each Installment Notice shall be irrevocable. If the Company does not timely deliver an Installment Notice in accordance with this Section 8 with respect to a particular Installment Date, then the Company shall be deemed to have delivered an irrevocable Installment Notice confirming an Installment Conversion of the entire Installment Amount payable on such Installment Date and shall be deemed to have certified that there is not then an Equity Conditions Failure in connection with such Installment Conversion. The applicable Installment Conversion Amount (whether set forth in the applicable Installment Notice or by operation of this Section 8) shall be converted in accordance with Section 8(b) and the applicable Installment Redemption Amount shall be redeemed in accordance with Section 8(c).

(b) Mechanics of Installment Conversion. Subject to Section 3(d), if the Company delivers an Installment Notice or is deemed to have delivered an Installment Notice certifying that such Installment Amount is being paid, in whole or in part, in an Installment Conversion in accordance with Section 8(a), then the remainder of this Section 8(b) shall apply. The applicable Installment Conversion Amount, if any, shall be converted on the applicable Installment Date at the applicable Installment Conversion Price and the Company shall, on such Installment Date, (A) deliver to the Holder’s account with DTC such Ordinary Shares issued upon such conversion (subject to the reduction contemplated by the immediately following sentence and, if applicable, the penultimate sentence of this Section 8(b)) and (B) in the event of the Conversion Floor Price Condition, the Company shall deliver to the Holder the applicable Installment Conversion Floor Amount, provided that the Equity Conditions are then satisfied (or waived in writing by the Holder) on such Installment Date and an Installment Conversion is not otherwise prohibited under any other provision of this Note. If the Company confirmed (or is deemed to have confirmed by operation of Section 8(a)) the conversion of the applicable Installment Conversion Amount, in whole or in part, and there was no Equity Conditions Failure as of the applicable Installment Notice Date (or is deemed to have certified that the Equity Conditions in connection with any such conversion have been satisfied by operation of Section 8(a)) but an Equity Conditions Failure occurred between the applicable Installment Notice Date and any time through the applicable Installment Date (the “Interim Installment Period”), the Company shall provide the Holder a subsequent notice to that effect. If there is an Equity Conditions Failure (which is not waived in writing by the Holder) during such Interim Installment Period or an Installment Conversion is not otherwise permitted under any other provision of this Note, then, at the option of the Holder designated in writing to the Company, the Holder may require the Company to do any one or more of the following: (i) the Company shall redeem all or any part designated by the Holder of the unconverted Installment Conversion Amount (such designated amount is referred to as the “Designated Redemption Amount”) and the Company shall pay to the Holder within one (1) Trading Day of such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to 125% of such Designated Redemption Amount, and/or (ii) the Installment Conversion shall be null and void with respect to all or any part designated by the Holder of the unconverted Installment Conversion Amount and the Holder shall be entitled to all the rights of a holder of this Note with respect to such designated part of the Installment Conversion Amount; provided, however, the Conversion Price for such designated part of such unconverted Installment Conversion Amount shall thereafter be adjusted to equal the lesser of (A) the Installment Conversion Price as in effect on the date on which the Holder voided the Installment Conversion and (B) the Installment Conversion Price that would be in effect on the date on which the Holder delivers a Conversion Notice relating thereto as if such date was an Installment Date. If the Company fails to redeem any Designated Redemption Amount by the first (1st) Trading day following the applicable Installment Date by payment of such amount by such date, then the Holder shall have the rights set forth in Section 14(a) as if the Company failed to pay the applicable Installment Redemption Price (as defined below) and all other rights under this Note (including, without limitation, such failure constituting an Event of Default described in Section 4(a)(vi)). Notwithstanding anything to the contrary in this Section 8(b), but subject to 3(d), until the Company delivers Ordinary Shares representing the Installment Conversion Amount to the Holder, the Installment Conversion Amount may be converted by the Holder into Ordinary Shares pursuant to Section 3. In the event that the Holder elects to convert the Installment Conversion Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Installment Conversion Amount so converted shall be deducted from the Installment Amount(s) relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of any Ordinary Shares in any Installment Conversion hereunder.

(c) Mechanics of Installment Redemption. If the Company elects or is required to effect an Installment Redemption, in whole or in part, in accordance with Section 8(a), then the Installment Redemption Amount, if any, shall be redeemed by the Company in cash on the applicable Installment Date by wire transfer to the Holder of immediately available funds in an amount equal to 100% of the applicable Installment Redemption Amount (the “Installment Redemption Price”). If the Company fails to redeem such Installment Redemption Amount on such Installment Date by payment of the Installment Redemption Price, then, at the option of the Holder designated in writing to the Company (any such designation shall be a “Conversion Notice” for purposes of this Note), the Holder may require the Company to convert all or any part of the Installment Redemption Amount at the Installment Conversion Price (determined as of the date of such designation as if such date were an Installment Date). Conversions required by this Section 8(c) shall be made in accordance with the provisions of Section 3(c). Notwithstanding anything to the contrary in this Section 8(c), but subject to Section 3(d), until the Installment Redemption Price (together with any Late Charges thereon) is paid in full, the Installment Redemption Amount (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Ordinary Shares pursuant to Section 3. In the event the Holder elects to convert all or any portion of the Installment Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Installment Redemption Amount so converted shall be deducted from the Installment Amounts relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice. Redemptions required by this Section 8(c) shall be made in accordance with the provisions of Section 14.

(d) Acceleration of Installment Amounts. Notwithstanding anything herein to the contrary, if the Company has elected to effect an Installment Conversion with respect to an Installment Date (each, a “Current Installment Date”), during the period commencing on such Current Installment Date and ending on the Trading Day immediately prior to the next Installment Date (each, an “Installment Period”), at the option of the Holder, at one or more times, the Holder may convert other Installment Amounts (each, an “Acceleration”, and each such amount, an “Acceleration Amount”, and the Conversion Date of any such Acceleration, each an “Acceleration Date”), in whole or in part, at the Acceleration Conversion Price then in effect in accordance with the conversion procedures set forth in Section 3 hereunder, mutatis mutandis; provided, that if a Conversion Floor Price Condition exists with respect to such Acceleration Date, with each Acceleration the Company shall also deliver to the Holder the Acceleration Floor Amount on each applicable Share Delivery Deadline with respect thereto.

9. REDEMPTIONS AT THE COMPANY’S ELECTION.

(a) Company Optional Redemption. At any time the Company shall have the right to redeem all, or any part, of the Conversion Amount then remaining under this Note (each, a “Company Optional Redemption Amount”) on the Company Optional Redemption Date (each as defined below) (each, a “Company Optional Redemption”). The portion of this Note subject to redemption pursuant to this Section 9(a) shall be redeemed by the Company in cash at a price (each, a “Company Optional Redemption Price”) equal to 120% of the Conversion Amount being redeemed as of the Company Optional Redemption Date. The Company may exercise its right to require redemption under this Section 9(a) by delivering a written notice thereof by electronic mail and overnight courier to all, but not less than all, of the holders of Notes (each, an “Company Optional Redemption Notice” and each date all of the holders of Notes received such notice is referred to as a “Company Optional Redemption Notice Date”). The Company may deliver only one Company Optional Redemption Notice hereunder in any given twenty (20) Trading Day period and each Company Optional Redemption Notice shall be irrevocable. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (each, an “Company Optional Redemption Date”) which date shall not be less than twenty (20) Trading Days nor more than one hundred (100) Trading Days following the Company Optional Redemption Notice Date, and (y) state the aggregate Conversion Amount of the Notes which is being redeemed in such Company Optional Redemption from the Holder and all of the other holders of the Notes pursuant to this Section 9(a) (and analogous provisions under the Other Notes) on the Company Optional Redemption Date. All Conversion Amounts converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date. Redemptions made pursuant to this Section 9(a) shall be made in accordance with Section 14. In the event of the Company’s redemption of any portion of this Note under this Section 9(a), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 9(a) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. For the avoidance of doubt, the Company shall have the right to effect a Company Optional Redemption even if any Event of Default has occurred and continuing, and any Event of Default shall have no effect upon the Holder’s right to convert this Note in its discretion.

(b) Pro Rata Redemption Requirement. If the Company elects to cause a Company Optional Redemption of this Note pursuant to Section 9(a) above, then it must simultaneously take the same action with respect to all of the Other Notes.

10. EQUITY LINE OPTIONAL REDEMPTION.

(a) General. At any time on or after the Issuance Date, if the Company sells any Ordinary Shares pursuant to any equity line of credit, at-the-market offering or other similar transaction with any Person (including, with limitation, pursuant to any Permitted VRT) (each, an “Equity Line”) (and each date the Company sells any Ordinary Shares pursuant to any such Equity Line, each an “Equity Line Trigger Date”, and each such sale, an “Eligible Equity Line Transaction”), the Holder shall have the right, in its sole discretion, to require that the Company redeem in cash (each an “Equity Line Transaction Optional Redemption”) all, or any portion, of this Note not in excess of (together with any Equity Line Transaction Optional Redemption Amount (as defined in the applicable Other Notes of the Holder) of any Other Notes of the Holder) equal to the Holder’s Holder Pro Rata Amount of 30% of the net proceeds of such Eligible Equity Line Transaction (each, an “Eligible Equity Line Transaction Optional Redemption Amount”) by delivering written notice thereof (each, an “Equity Line Transaction Optional Redemption Notice”) to the Company.

(b) Mechanics. By no later than 9:00 AM, New York City time on the first (1st) Business Day of the immediately subsequent calendar week after any such Equity Line Trigger Date (each, an “Eligible Equity Line Transaction Notice Date”), the Company shall deliver written notice to the Holder (each, an “Eligible Equity Line Transaction Notice”). Each Eligible Equity Line Transaction Notice shall specify (i) the aggregate net proceeds (less any reasonable and documented legal fees and expenses) of all Eligible Equity Line Transactions in the prior calendar week (each, an “Eligible Equity Line Proceeds Amount”) and (ii) the Holder’s Holder Pro Rata Amount of 30% of such Eligible Equity Line Proceeds Amount. Each Equity Line Transaction Optional Redemption Notice shall indicate that all, or such applicable portion, as set forth in the applicable Eligible Equity Line Transaction Notice, of the Eligible Equity Line Proceeds Amount the Holder is electing to have redeemed (each, an “Equity Line Optional Redemption Amount”) and the date of such Equity Line Transaction Optional Redemption (each, an “Equity Line Optional Redemption Date”), which shall be the fifth (5th) Business Day after the date of the applicable Equity Line Transaction Optional Redemption Notice. The portion of the Conversion Amount of this Note subject to redemption pursuant to this Section 10 shall be redeemed by the Company in cash at a price equal to 110% of the Eligible Equity Line Transaction Optional Redemption Amount (each, an “Equity Line Optional Redemption Price”). Redemptions required by this Section 10 shall be made in accordance with the provisions of Section 14.

11. EXCHANGE RIGHT. Notwithstanding anything herein to the contrary, if the Company or any of its Subsidiaries consummates (or enters into any agreement to consummate) any Subsequent Placement (as defined in the Securities Purchase Agreement) and the Holder elects in writing to the Company to participate in such Subsequent Placement, the Holder may, at the option of the Holder as elected in writing to the Company, exchange all, or any part, of the portion of this Note then outstanding and elected by the Holder to be subject to such exchange (the “Exchanging Note Amount”) into the securities in such Subsequent Placement (with the aggregate amount of such securities to be issued in such exchange equal to such aggregate amount of such securities with a purchase price valued at 110% of the greater of (i) the Exchanging Note Amount being redeemed and (ii) the product of (1) the quotient of (A) the Exchanging Note Amount being redeemed divided by (b) the applicable Alternate Conversion Price then in effect multiplied by (2) the greatest Closing Sale Price of the Ordinary Shares on any Trading Day during the period commencing on the date immediately preceding such notice and ending on the Trading Day immediately prior to the consummation of such Subsequent Placement).

12. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Association of the Company, Memorandum of Association of the Company or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing or any other provision of this Note or the other Transaction Documents, the Company (a) shall not increase the par value of any Ordinary Shares receivable upon conversion of this Note above the Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares upon the conversion of this Note. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to convert this Note in full for any reason (other than pursuant to restrictions set forth in Section 3(d) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such conversion into Ordinary Shares.

13. RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. So long as any Notes remain outstanding, the Company shall at all times reserve at least 200% of the number of Ordinary Shares as shall from time to time be necessary to effect the conversion, including without limitation, Installment Conversions, Alternate Conversions and Accelerations, of all of the Notes then outstanding (without regard to any limitations on conversions and assuming such Notes remain outstanding until the Maturity Date) at the Conversion Price then in effect (the “Required Reserve Amount”). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Notes based on the original principal amount of the Notes held on the Applicable Closing Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any Ordinary Shares reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b) Insufficient Authorized Shares. If, notwithstanding Section 13(a), and not in limitation thereof, at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved Ordinary Shares to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of Ordinary Shares equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized Ordinary Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized Ordinary Shares. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized Ordinary Shares and to cause its board of directors to recommend to the shareholders that they approve such proposal. In the event that the Company is prohibited from issuing Ordinary Shares pursuant to the terms of this Note due to the failure by the Company to have sufficient Ordinary Shares available out of the authorized but unissued Ordinary Shares (such unavailable number of Ordinary Shares, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest Closing Sale Price of the Ordinary Shares on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Company and ending on the date of such issuance and payment under this Section 13(a); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by the Holder of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in Section 13(a) or this Section 13(b) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

14. REDEMPTIONS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company’s receipt of such notice otherwise. The Company shall deliver the applicable Company Optional Redemption Price to the Holder in cash on the applicable Company Optional Redemption Date. The Company shall deliver the applicable Equity Line Optional Redemption Price to the Holder in cash on the applicable Equity Line Optional Redemption Date. The Company shall deliver the applicable Installment Redemption Price to the Holder in cash on the applicable Installment Date. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time the Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of the Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to the Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 21(c)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 21(c)), to the Holder, and in each case the principal amount of this Note or such new Note (as the case may be) shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 14, if applicable) minus (2) the Principal portion of the Conversion Amount submitted for redemption. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(b) (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by electronic mail a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is two (2) Business Days prior to the Company’s receipt of the Holder’s applicable Redemption Notice and ending on and including the date which is two (2) Business Days after the Company’s receipt of the Holder’s applicable Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

15. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, the Israeli Companies Law, 5759-1999) and as expressly provided in this Note.

16. COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms:

(a) Rank. All payments due under this Note (a) shall rank pari passu with all Other Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries (other than Permitted Indebtedness secured by Permitted Liens).

(b) Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) other Permitted Indebtedness).

(c) Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d) Restricted Payments and Investments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Notes) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness or make any Investment, as applicable, if at the time such payment with respect to such Indebtedness and/or Investment, as applicable, is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(e) Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem or declare or pay any cash dividend or distribution on any of its share capital.

(f) Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions (each, an “Asset Sale”), other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice, (ii) sales of inventory and product in the ordinary course of business and (iii) the sale of the Company’s Qpoint subsidiaries.

(g) Maturity of Indebtedness. Other than with respect to Permitted Indebtedness secured by Permitted Liens or as set forth on Schedule 16(g) attached hereto, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of its Subsidiaries to mature or accelerate prior to the Maturity Date.

(h) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Subscription Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(i) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(j) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(k) Maintenance of Intellectual Property. The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(l) Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(m) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except in accordance with applicable law and for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

(n) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities that would cause a breach or default under the Notes or the Warrants.

(o) Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

(p) Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns (except where the failure to file would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with IFRS.

(q) Independent Investigation. At the request of the Holder either (x) at any time when an Event of Default has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute an Event of Default or (z) at any time the Holder reasonably believes an Event of Default may have occurred or be continuing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by the Holder to investigate as to whether any breach of this Note has occurred (the “Independent Investigator”). If the Independent Investigator determines that such breach of this Note has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to each holder of a Note of such breach. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request, if being understood that the Company shall not be required to provide information this is confidential or secret (without a confidentiality agreement reasonably acceptable to the parties) or subject to attorney-client or other evidentiary privilege. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Company’s officers, all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

17. SUBORDINATION. Notwithstanding anything to the contrary contained in the Transaction Documents, the rights of the Holder to receive any cash payments hereunder (other than any required cash payments hereunder arising pursuant to Section 5(b) (solely with respect to a Going Private Transaction) and/or Section 10, as applicable, which shall not be subject to any subordination or subrogation provisions herein or in any other document or agreement), shall be expressly subordinate and junior in right of payment to the prior the satisfaction in full of any amounts outstanding (other than unasserted contingent obligations) pursuant to the terms of the Permitted Senior Indebtedness as in effect as of the Subscription Date (without regard to any amendment, modification or waiver thereto after the Subscription Date); provided, that nothing herein shall be deemed to subordinate (a) the Holder’s right (to the extent established pursuant to one or more definitive agreements with the Company after the date hereof) to receive any equity security(ies) of the Company in exchange for all, or any part, of the Conversion Amount hereunder (or any other amounts outstanding hereunder from time to time, as applicable) (each, an “Exchange Security”) or (b) any cash or other proceeds received, directly or indirectly, by the Holder from the sale or other disposition of any such Exchange Security. The subordination provisions set forth in this Section 17 are for the benefit of the holders of the Permitted Senior Indebtedness. No right of any agent for the holders of the Permitted Senior Indebtedness to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or the Holder or by any noncompliance by the Company or the Holder with the terms herein. The holders of the Permitted Senior Indebtedness and their respective agents shall be a third party beneficiaries of the subordination provisions set forth in this Section 17.

18. DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Sections 6(a) or 7, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of Ordinary Shares, by way of return of capital or otherwise (including without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder will be entitled to such Distributions as if the Holder had held the number of Ordinary Shares acquirable upon conversion of this Note (taking into account the limitation on the convertibility of this Note under Section 3(d) and assuming for such purpose that the Note was converted at the applicable Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for such Distributions. Without the prior written consent of the Holder, the Company shall not declare or make any Distribution to any Person if it would result in a smaller Distribution to the Holder pursuant to this Section 18 than the Distribution that would be made to the Holder if the Holder had, as of the record date for such Distribution, held the aggregate number of Ordinary Shares acquirable upon complete conversion of this Note (without taking into account the limitation on the convertibility of this Note under Section 3(d) above).

19. AMENDING THE TERMS OF THIS NOTE. Except for Section 3(d) and this Section 19, which may not be amended, modified or waived hereunder, the prior written consent of the Company and the Required Holders (as defined in the Securities Purchase Agreement) shall be required for any amendment, modification or waiver to this Note. Any amendment, modification or waiver so approved shall be binding upon all existing and future holders of this Note and any Other Notes; provided, however, that no such change, waiver or, as applied to any of the Notes held by any particular holder of Notes, shall, without the written consent of that particular holder, (i) reduce the amount of Principal, reduce the amount of accrued and unpaid Interest, or extend the Maturity Date, of the Notes, (ii) disproportionally and adversely affect any rights under the Notes of any holder of Notes; or (iii) modify any of the provisions of, or impair the right of any holder of Notes under, this Section 19.

20. TRANSFER. This Note and any Ordinary Shares issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(g) of the Securities Purchase Agreement.

21. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 21(c)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 21(c)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 21(c)) representing the outstanding Principal.

(c) Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 21(c) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 21(a) or Section 21(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

22. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS,BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 7).

23. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

24. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Applicable Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

25. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 25 shall permit any waiver of any provision of Section 3(d).

26. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, an Installment Conversion Price, an Acceleration Conversion Price, an Alternate Conversion Price, a Black Scholes Consideration Value, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such Installment Conversion Price, such Acceleration Conversion Price, such Alternate Conversion Price, such Black Scholes Consideration Value, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 26 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 26 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the Delaware Uniform Arbitration Act, as amended, (ii) a dispute relating to a Conversion Price includes, without limitation, disputes as to (A) whether an issuance or sale or deemed issuance or sale of Ordinary Shares occurred under Section 7(a), (B) the consideration per share at which an issuance or deemed issuance of Ordinary Shares occurred, (C) whether any issuance or sale or deemed issuance or sale of Ordinary Shares was an issuance or sale or deemed issuance or sale of Excluded Securities, (D) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (E) whether a Dilutive Issuance occurred, (iii) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Note and any other applicable Transaction Documents, (iv) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 26 to any state or federal court sitting in Wilmington, Delaware in lieu of utilizing the procedures set forth in this Section 26 and (v) nothing in this Section 26 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 26).

27. NOTICES; CURRENCY; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Ordinary Shares, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property to holders of Ordinary Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case each of the Buyers, shall initially be as set forth on Schedule of Buyers attached to the Securities Purchase Agreement or the applicable joinder to the Securities Purchase Agreement, with respect thereto), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due (except to the extent such amount is simultaneously accruing Interest at the Default Rate hereunder) shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eight percent (8%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

28. CANCELLATION. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

29. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

30. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Delaware, without giving effect to any provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Except as otherwise required by Section 26 above, each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Wilmington, Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 26. The Company (on behalf of itself and each of its Subsidiaries) hereby appoints BlackSwan Technologies Inc. as its agent for service of process in Delaware. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY. The choice of the laws of the State of Delaware as the governing law of this Note is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in the State of Israel or such other jurisdiction applicable to the Company or any of its Subsidiaries except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the State of Israel or such other jurisdiction applicable to the Company or any of its Subsidiaries. The Company or any of their respective properties, assets or revenues does not have any right of immunity under the laws of the State of Israel or such other jurisdiction applicable to the Company or any of its Subsidiaries or Delaware law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of the State of Israel or such other jurisdiction applicable to the Company or any of its Subsidiaries or any Delaware or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents; and, to the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company hereby waives such right to the extent permitted by law and hereby consents to such relief and enforcement as provided in this Note and the other Transaction Documents.

31. JUDGMENT CURRENCY.

(a) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 31 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Note, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i) the date actual payment of the amount due, in the case of any proceeding in the courts of Delaware or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 31(a)(i) being hereinafter referred to as the “Judgment Conversion Date”).

(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 31(a)(i) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

32. SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

33. MAXIMUM PAYMENTS. Without limiting Section 9(d) of the Securities Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

34. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) “Acceleration Conversion Price” means, with respect to any given Acceleration Date, the lower of (i) the Installment Conversion Price for such Current Installment Date related to such Acceleration Date and (ii) the greater of (x) the Floor Price and (y) the lowest of (x) 80% of the lowest VWAP of the Ordinary Shares for any Trading Day during the twenty (20) consecutive Trading Day period ending on, and including, the Trading Day immediately prior to the Issuance Date and (y) 80% of the lowest VWAP of the Ordinary Shares for any Trading Day during the twenty (20) consecutive Trading Day period ending on, and including, the Trading Day immediately prior to the applicable Acceleration Date and (II) solely respect to any Deferral Amount subject to an Acceleration, the lowest Acceleration Conversion Price of any Installment Date in which such Deferral Amount has been subject to a Deferral hereunder (each, a “Current Acceleration Conversion Price”), shall replace such Current Acceleration Conversion Price for any Acceleration of such Deferral Amount hereunder. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period.

(d) “Acceleration Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Ordinary Shares trade at on the Trading Day immediately preceding the relevant Acceleration Date with respect to such Acceleration and (II) the applicable Acceleration Conversion Price of such Acceleration Date and (B) the difference obtained by subtracting (I) the number of shares of Ordinary Shares delivered (or to be delivered) to the Holder on the applicable Share Delivery Deadline with respect to such Acceleration from (II) the quotient obtained by dividing (x) the applicable Acceleration Amount that the Holder has elected to be the subject of the applicable Acceleration, by (y) the applicable Acceleration Conversion Price of such Acceleration Date without giving effect to clause (x) of such definition or clause (x) of the definition of the Installment Conversion Price, as applicable.

(e) “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 7) of Ordinary Shares (other than rights of the type described in Section 6(a) hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(f) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the shares having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(g) “Alternate Conversion Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (A) the VWAP on the day the Holder delivers the applicable Conversion Notice and (B) the difference obtained by subtracting (I) the number of Ordinary Shares delivered (or to be delivered) to the Holder on the applicable Share Delivery Deadline with respect to such Alternate Conversion from (II) the quotient obtain by dividing (x) the applicable Conversion Amount that the Holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price without giving effect to clause (x) of such definition.

(h) “Alternate Event of Default Conversion Price” means, with respect to any Alternate Event of Default Conversion, that price which shall be the lower of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Event of Default Conversion, and (ii) the greater of (x) the Floor Price and (y) 80% of the lowest VWAP of the Ordinary Shares during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice (such period, the “Alternate Event of Default Conversion Measuring Period”). All such determinations to be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the Ordinary Shares during such Alternate Event of Default Conversion Measuring Period.

(i) “Alternate Optional Conversion Price” means, with respect to any Alternate Optional Conversion, that price which shall be the lower of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Optional Conversion, and (ii) the greater of (x) the Floor Price and (y) 90% of the lowest VWAP of the Ordinary Shares during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice (such period, the “Alternate Optional Conversion Measuring Period”). All such determinations to be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the Ordinary Shares during such Alternate Optional Conversion Measuring Period.

(j) “Applicable Closing Date” means such Closing Date (as defined in the Securities Purchase Agreement) that the Company initially issued this Note pursuant to the terms of the Securities Purchase Agreement.

(k) “Approved Share Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the Subscription Date pursuant to which Ordinary Shares and standard options to purchase Ordinary Shares or restricted share units may be issued to any employee, officer, director or consultant for services provided to the Company in their capacity as such.

(l) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Ordinary Shares would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act or the Companies Law. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(m) “Black Scholes Consideration Value” means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Ordinary Shares on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be).

(n) “Bloomberg” means Bloomberg, L.P.

(o) “Business Day” means any day other than Friday, Saturday, Sunday or other day on which commercial banks in The City of New York or Israel are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(p) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the Ordinary Shares in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries or (iv) any Going Private Transaction.

(q) “Change of Control Redemption Premium” means 115%.

(r) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 26. All such determinations shall be appropriately adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions during such period.

(s) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(t) “Conversion Floor Price Condition” means that the relevant Alternate Conversion Price, Acceleration Conversion Price (including any Installment Conversion Price referred to therein) or Installment Conversion Price, as applicable, is being determined based on clause (x) of such definitions.

(u) “Convertible Securities” means any shares or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Ordinary Shares.

(v) “Current Public Information Failure” means the failure by the Company for any reason to satisfy the requirements of Rule 144(c)(1) of the 1933 Act, including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) of the 1933 Act or (y) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) of the 1933 Act.

(w) “Default Rate” means, with respect to any determination of the aggregate amount of outstanding accrued, nine percent (9%) per annum.

(x) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, Nasdaq Global Select Market, or the Nasdaq Global Market.

(y) “Eligible Marketable Securities” as of any date means marketable securities which would be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with IFRS, and which are permitted under the Company’s investment policies as in effect on the Issuance Date or approved thereafter by the Company’s Board of Directors.

(z) “Equity Conditions” means, with respect to an given date of determination: (i) on each day during the period beginning thirty (30) calendar days prior to such applicable date of determination and ending on and including such applicable date of determination either (x) one or more Registration Statements filed pursuant to the Registration Rights Agreement shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any Ordinary Shares previously sold pursuant to such prospectus deemed unavailable) for the resale of all Ordinary Shares to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed, as applicable, in the event requiring this determination at the applicable Alternate Conversion Price then in effect (without regard to any limitations on conversion set forth herein)) (each, a ‘Required Minimum Securities Amount”), in each case, in accordance with the terms of the Registration Rights Agreement and there shall not have been during such period any Grace Periods (as defined in the Registration Rights Agreement) or (y) (or, with respect to the initial Installment Date, during the period beginning on the Initial Installment Notice Due Date and ending on and including the initial Installment Date) all Underlying Securities shall be eligible for sale pursuant to Rule 144 of the 1933 Act without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes, other issuance of securities with respect to the Notes and exercise of the Warrants) and no Current Public Information Failure exists or is continuing; (ii) on each day during the period beginning thirty (30) calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Ordinary Shares (including all Underlying Securities) are listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the Ordinary Shares are then listed or designated for quotation (as applicable); (iii) during the Equity Conditions Measuring Period, the Company shall have delivered all Ordinary Shares issuable upon conversion of this Note on a timely basis as set forth in Section 3 hereof and all other share capital required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iv) any Ordinary Shares to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination) may be issued in full without violating Section 3(d) hereof; (v) any Ordinary Shares to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without violating the rules or regulations of the Eligible Market on which the Ordinary Shares are then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vii) the Company shall have no knowledge of any fact that would reasonably be expected to cause (1) any Registration Statement required to be filed pursuant to the Registration Rights Agreement to not be effective or the prospectus contained therein to not be available for the resale of the applicable Required Minimum Securities Amount of Registrable Securities in accordance with the terms of the Registration Rights Agreement or (2) any Underlying Securities to not be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes, other issuance of securities with respect to the Notes and exercise of the Warrants) and no Current Public Information Failure exists or is continuing; (viii) the Holder shall not be in (and no other holder of Notes shall be in) possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (ix) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document; (x) on each Trading Day during the Equity Conditions Measuring Period, there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination; (xi) on the applicable date of determination (A) no Authorized Share Failure shall exist or be continuing and all Ordinary Shares to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed, as applicable, in the event requiring this determination at the applicable Alternate Conversion Price then in effect (without regard to any limitations on conversion set forth herein)) (each, a “Required Minimum Securities Amount”) are available under the articles of association of the Company and reserved by the Company to be issued pursuant to the Notes and (B) all Ordinary Shares to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without resulting in an Authorized Share Failure; (xii) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (xiii) no bone fide dispute shall exist, by and between any of holder of Notes or Warrants, the Company, the Principal Market (or such applicable Eligible Market in which the Ordinary Shares of the Company are then principally trading) and/or FINRA with respect to any term or provision of any Note or any other Transaction Document and (xiv) the Ordinary Shares issuable pursuant the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market.

(aa) “Equity Conditions Failure” means that on any day during the period commencing thirty (30) calendar days prior to the applicable date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(bb) “Exchange Notes” means the Notes issued or issuable by the Company pursuant to that certain Master Exchange Agreement, dated as of September 17, 2025, by and among the Company and Seven Knots, LLC.

(cc) “Excluded Securities” means (i) Ordinary Shares or standard options to purchase Ordinary Shares or restricted share units issued to directors, officers, employees or consultants of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Share Plan (as defined in the Securities Purchase Agreement) provided that the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects the any of the Buyers; (ii) Ordinary Shares issued upon the conversion or exercise of Convertible Securities or Options (other than standard options to purchase Ordinary Shares or restricted share units issued pursuant to an Approved Share Plan that are covered by clause (i) above) issued prior to the Subscription Date, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Ordinary Shares or restricted share units issued pursuant to an Approved Share Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities or Options (other than standard options to purchase Ordinary Shares or restricted share units issued pursuant to an Approved Share Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities or Options (other than standard options to purchase Ordinary Shares or restricted share units issued pursuant to an Approved Share Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (iii) the Ordinary Shares issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes; provided, that the terms of the Notes are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date); (iv) the Ordinary Shares issuable upon conversion or exercise (as applicable) of the PIPE Securities or otherwise pursuant to the terms of the PIPE Securities; provided, that the terms of the PIPE Securities are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date) (v) any Ordinary Shares issued or issuable in connection with any bona fide strategic or commercial alliances, acquisitions, mergers, licensing arrangements, and strategic partnerships, provided, that (x) the primary purpose of such issuance is not to raise capital as reasonably determined, and (y) the purchaser or acquirer or recipient of the securities in such issuance solely consists of either (I) the actual participants in such strategic or commercial alliance, strategic or commercial licensing arrangement or strategic or commercial partnership, (II) the actual owners of such assets or securities acquired in such acquisition or merger or (III) the shareholders, partners, employees, consultants, officers, directors or members of the foregoing Persons, in each case, which is, itself or through its subsidiaries, an operating company or an owner of an asset, in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, and (IV) the number or amount of securities issued to such Persons by the Company shall not be disproportionate to each such Person’s actual participation in (or fair market value of the contribution to) such strategic or commercial alliance or strategic or commercial partnership or ownership of such assets or securities to be acquired by the Company, as applicable, and (v) solely with respect to Section 7 herein (and, for the avoidance of doubt, not with respect to Section 10 herein), the Ordinary Shares issued or issuable pursuant to any Permitted VRT solely in accordance with Section 10.

(dd) “Fiscal Quarter” means each of the fiscal quarters that ends on March 31, June 60 or September 30.

(ee) “Fiscal Year” means the fiscal year that ends on December 31.

(ff) “Floor Price” means $0.46 (as adjusted for share splits, share dividends, share combinations, recapitalizations and similar events), or such lower amount as the Company may elect in writing from time to time (subject to the rules and regulations of the Principal Market).

(gg) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Ordinary Shares be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding Ordinary Shares, (y) 50% of the outstanding Ordinary Shares calculated as if any Ordinary Shares held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of Ordinary Shares such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Ordinary Shares, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire in any transaction or series or related transactions, either (x) at least 50% of the outstanding Ordinary Shares, (y) at least 50% of the outstanding Ordinary Shares calculated as if any Ordinary Shares held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such share or stock purchase agreement or other business combination were not outstanding; or (z) such number of Ordinary Shares such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Ordinary Shares, or (v) reorganize, recapitalize or reclassify its Ordinary Shares, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding Ordinary Shares, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares not held by all such Subject Entities as of the date of this Note calculated as if any Ordinary Shares held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their Ordinary Shares without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(hh) “Going Private Transaction” means any transaction or series of transactions that, directly or indirectly, results in the Company and/or the Successor Entity not having Ordinary Shares or common equity, as applicable, registered under the 1934 Act and listed on an Eligible Market.

(ii) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(jj) “Holder Pro Rata Amount” means, as of any date of determination, a fraction (i) the numerator of which is the original Principal amount of this Note on the Applicable Closing Date of this Note and (ii) the denominator of which is the sum of the aggregate original principal amount of all Notes issued on or prior to such date of determination based on the related Applicable Closing Date for each such Note; provided, that the unused Holder Pro Rata Amount of any Notes that have been issued, but are either not outstanding as of such date of determination (or cease to be outstanding after giving effect to the event requiring such determination) shall be allocated pro rata to any other Notes of such holder, or, if such holder does not hold any other Notes, to the other holders of Notes, pro rata.

(kk) “IFRS” means International Financial Reporting Standards, consistently applied.

(ll) “Indebtedness” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(mm) “Initial Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.

(nn) “Installment Notice Due Date” means the 30th day following the effectiveness date of the Company’s Registration Statement on Form F-1 registering Ordinary Shares issuable pursuant to the Company’s equity line of credit, which was initially filed with the Securities and Exchange Commission on September 3, 2025.

(oo) “Installment Amount” means the sum of (A) (i) with respect to any Installment Date other than the Maturity Date, the lesser of (x) the quotient of (I) the Principal amount outstanding under this Note as of the initial Installment Date, divided by (II) the number of Installment Dates occurring hereunder (as determined as of the initial Installment Date assuming no Deferrals, Accelerations, redemptions or conversions hereunder prior to the Maturity Date) and (y) the Principal amount then outstanding under this Note as of such Installment Date, and (ii) with respect to the Installment Date that is the Maturity Date, the Principal amount then outstanding under this Note as of such Installment Date (in each case, as any such Installment Amount may be reduced pursuant to the terms of this Note, whether upon conversion, redemption or Deferral), (B) any Deferral Amount deferred pursuant to Section 8(d) and included in such Installment Amount in accordance therewith, (C) any Acceleration Amount accelerated pursuant to Section 8(e) and included in such Installment Amount in accordance therewith and (D) in each case of clauses (A) through (C) above, the sum of any accrued and unpaid Interest as of such Installment Date under this Note, if any, and accrued and unpaid Late Charges, if any, under this Note as of such Installment Date. In the event the Holder shall sell or otherwise transfer any portion of this Note, the transferee shall be allocated a pro rata portion of the each unpaid Installment Amount hereunder.

(pp) “Installment Conversion Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Ordinary Shares trade at on the Trading Day immediately preceding the relevant Installment Date and (II) the applicable Installment Conversion Price and (B) the difference obtained by subtracting (I) the number of shares of Ordinary Shares delivered (or to be delivered) to the Holder on the applicable Share Delivery Deadline with respect to such Installment Conversion from (II) the quotient obtained by dividing (x) such portion of the Conversion Amount that is to be converted into Ordinary Shares in such applicable Installment Conversion, by (y) the applicable Installment Conversion Price without giving effect to clause (x) of such definition.

(qq) “Installment Conversion Price” means, with respect to a particular date of determination, the lower of (i) the Conversion Price then in effect, and (ii) the greater of (x) the Floor Price and (y) 90% of the lowest VWAP of the Ordinary Shares during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately prior to the applicable Installment Date. All such determinations to be appropriately adjusted for any share split, share dividend, share combination or other similar transaction during any such measuring period.

(rr) “Installment Date” means (i) the twenty-first (21st) Trading Day after the Initial Installment Notice Due Date, (ii) then, (x) if the first Trading Day of the calendar month immediately following the initial Installment Date occurs less than twenty (20) Trading Days after the initial Installment Date, the first Trading Day of the second calendar month immediately following the initial Installment Date or (y) otherwise, the first Trading Day of the calendar month immediately following the initial Installment Date, (iii) thereafter, the first Trading Day of the calendar month immediately following the previous Installment Date until the Maturity Date, and (iv) the Maturity Date.

(ss) “Intellectual Property Rights” means rights or licenses to use all applicable trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor with respect to the Company and/or its Subsidiaries.

(tt) “Investment” means any beneficial ownership (including share, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets.

(uu) “Maturity Date” shall mean [   ], 20271; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction (or, if a Going Private Transaction, at the time of the closing of such Going Private Transaction) in the event that a Fundamental Transaction is publicly announced or a Change of Control Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of this Note pursuant to Section 3 hereof, and the Conversion Amount would be limited pursuant to Section 3(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note.

(vv) “Nasdaq Minimum Price” means, as of any time of determination, the lower of: (i) the closing price (as reflected on Nasdaq.com) of the Ordinary Shares as of the Trading Day ended immediately preceding such time of determination; or (ii) the average closing price of the Ordinary Shares (as reflected on Nasdaq.com) for the five trading days ending on, and including as of the Trading Day ended immediately preceding such time of determination.

[1]	Insert 24 month anniversary of Issuance Date.

(ww) “Options” means any rights, warrants or options to subscribe for or purchase Ordinary Shares or Convertible Securities.

(xx) “Ordinary Shares” means (i) the Company’s Ordinary Shares, no par value, and (ii) any share capital into which such Ordinary Shares shall have been changed or any share capital resulting from a reclassification of such Ordinary Shares.

(yy) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common equity or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(zz) “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note, the Other Notes and the Exchange Notes (ii) Indebtedness set forth on Schedule 3(s) to the Securities Purchase Agreement, as in effect as of the Subscription Date, (iii) Indebtedness secured by Permitted Liens or unsecured but as described in clauses (iv) and (v) of the definition of Permitted Liens, (iv) Liens with respect to Permitted Senior Indebtedness, (v) at any time after the Restricted Period (as defined in the Securities Purchase Agreement, Permitted Subordinated Indebtedness, and (vi) at any time after the Restricted Period, unsecured Indebtedness incurred following the date hereof in the aggregate amount of $10,000,000.

(aaa) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with IFRS, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, in either case, with respect to Indebtedness in an aggregate amount not to exceed $500,000, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(xii), (viii) Liens with respect to the Notes and the Other Notes, as applicable, (ix) Liens with respect to Permitted Senior Indebtedness and (x) Liens set forth on Schedule 3(r)(iv) and 3(w) to the Securities Purchase Agreement.

(bbb) “Permitted Senior Indebtedness” means (x) the secured Indebtedness set forth in Schedule 34(bbb) attached hereto as in effect as of the date hereof, in an aggregate amount not to exceed $25,000,000 and (y) Indebtedness incurred following the date hereof in the aggregate amount of $5,000,000.

(ccc) “Permitted Subordinated Indebtedness” means Indebtedness (other than Convertible Securities) incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement reasonably acceptable to the Required Holders, which does not include any equity or equity-linked features or the issuance or transfer of any securities (including, with limitation, any Options or the right to convert, exchange or otherwise satisfy the payment of such Indebtedness with any equity security of the Company or any of its Subsidiaries).

(ddd) “Permitted VRT” means an “equity line of credit” offering to an Investor (a “Permitted ELOC”) and (y) an “at the market” offering in an arms-length transaction with a bona fide broker-dealer (each, a “Permitted ATM”)

(eee) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(fff) “PIPE Securities Purchase Agreements” means those certain Securities Purchase Agreements, dated June 30, 2205 and August 27, 2205, respectively, by and among the Company and the investors party thereto, pursuant to which the Company issued (and has the right to issue in the future) certain subordinated convertible notes (the “PIPE Notes”) and warrants to purchase Ordinary Shares (the “PIPE Warrants”, and together with the PIPE Notes, the “PIPE Securities”).

(ggg) “Price Failure” means, with respect to a particular date of determination, the VWAP of the Ordinary Shares on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed $1.00 (as adjusted for share splits, share dividends, share combinations, recapitalizations or other similar transactions occurring after the Subscription Date). All such determinations shall be appropriately adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions during any such measuring period. Notwithstanding the foregoing, at any time, and for any period of time, as applicable, the Holder may lower any dollar threshold specified in this definition to any lower dollar threshold, in each case, as specified by the Holder in a written notice to the Company.

(hhh) “Principal Market” means the Nasdaq Capital Market.

(iii) “Redemption Notices” means, collectively, the Event of Default Redemption Notices, the Installment Notices with respect to any Installment Redemption, the Company Optional Redemption Notices, the Equity Line Transaction Optional Redemption Notices, and the Change of Control Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(jjj) “Redemption Premium” means 120%.

(kkk) “Redemption Prices” means, collectively, Event of Default Redemption Prices, the Installment Redemption Prices, the Change of Control Redemption Prices, the Equity Line Optional Redemption Prices, and the Company Optional Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”

(lll) “Registration Rights Agreement” means that certain registration rights agreement, dated as of the Initial Closing Date, by and among the Company and the initial holders of the Notes relating to, among other things, the registration of the resale of the Ordinary Shares issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes and exercise of the Warrants, as may be amended from time to time.

(mmm)“SEC” means the United States Securities and Exchange Commission or the successor thereto.

(nnn) “Securities Purchase Agreement” means that certain securities purchase agreement, dated as of the Subscription Date, by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes and the Warrants, as may be amended from time to time.

(ooo) “Significant Subsidiary” shall have the meaning set forth in Rule 1-02 of Regulation S-X.

(ppp) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(qqq) “Subscription Date” means August 27, 2025.

(rrr) “Subsidiaries” shall have the meaning as set forth in the Securities Purchase Agreement.

(sss) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(ttt) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Ordinary Shares, any day on which the Ordinary Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Ordinary Shares, then on the principal securities exchange or securities market on which the Ordinary Shares are then traded, provided that “Trading Day” shall not include any day on which the Ordinary Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Ordinary Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Ordinary Shares, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(uuu) “Underlying Securities” means Ordinary Shares issuable upon conversion of Notes.

(vvv) “Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Ordinary Shares on the Principal Market on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination (such period, the “Volume Failure Measuring Period”), is less than $50,000. Notwithstanding the foregoing, at any time, and for any period of time, as applicable, the Holder may lower any dollar threshold specified in this definition to any lower dollar threshold, in each case, as specified by the Holder in a written notice to the Company. (www) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 26. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction during such period.

(xxx) “Warrants” shall have the meaning as set forth in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

35. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Report of Foreign Private Issuer on Form 6-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 35 shall limit any obligations of the Company, or any rights of the Holder, under Section 4(i) of the Securities Purchase Agreement.

36. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

37. WITHHOLDING TAXES.

(a) Any and all payments made by or on behalf of the Company or any other person under this Note or any other Transaction Document (including any issuance of shares or other securities, or the delivery of any other property, pursuant to this Note or any other Transaction Document) shall be made free and clear of, and without deduction or withholding for or on account of, any taxes; provided, that if the Company or such other person shall be required by applicable law to deduct or withhold any taxes from such payments (such taxes required to be deducted or withheld, “Indemnified Taxes”), then the Company or such other Person shall (a) pay the Holder such additional amounts as may be necessary so that after making or allowing for all required withholdings and deductions for taxes (including withholdings and deductions applicable to additional amounts payable under this section), the Holder has received or receives an amount equal to that which the Holder would have had or received had no such withholdings or deductions been required (and, for greater certainty, where the payment is the issuance of shares or other securities of the Company or any other Person, or any other property, such that the Holder receives such shares, securities or other property as if no withholding or deduction for taxes had been imposed, and such that the Company or such other Person fully bears any such taxes); (b) timely remit such taxes directly to the relevant governmental authority; and (c) furnish to the Holder, within a reasonable time, a copy of a receipt issued by such governmental authority evidencing such remittance, a copy of the return reporting such remittance or other evidence of such remittance reasonably satisfactory to the Holder. For greater certainty, for the purposes of this Section 37, the Holder shall include any successor of the Holder and any transferee and assignee in respect of the Holder in respect of this Note or any of the other Transaction Documents.

(b) The Company shall indemnify and hold harmless the Holder within fifteen (15) Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 37), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Company by the Holder shall be conclusive absent manifest error.

(c) Notwithstanding anything to the contrary in this Note or any other Transaction Document, the provisions of this Section 37 shall survive the conversion, redemption, prepayment, termination or cancellation of this Note or any other Transaction Document, as applicable, and any transfer by a Holder of this Note or its rights under any Transaction Document, and will apply, mutatis mutandis, to any Successor Entity to the Company or any of its Subsidiaries.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

HUB CYBER SECURITY LTD

By:
Name:
Title:

Convertible Note - Signature Page

EXHIBIT I

HUB CYBER SECURITY LTD CONVERSION NOTICE

Reference is made to the Subordinated Convertible Note (the “Note”) issued to the undersigned by Hub Cyber Security Ltd, a company incorporated under the laws of the State of Israel (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Ordinary Shares, no par value (the “Ordinary Shares”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate Principal to be converted:

Aggregate accrued and unpaid Interest and accrued and unpaid Late Charges with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of Ordinary Shares to be issued:

Installment Amount(s) to be reduced (and corresponding Installment Date(s)) and amount of reduction:

☐	If this Conversion Notice is being delivered with respect to an Alternate Conversion, check here if Holder is electing to use the following Alternate Conversion Price: _________________

☐	If this Conversion Notice is being delivered with respect to an Acceleration, check here if Holder is electing to use ________ as the Acceleration Conversion Price related to the following Installment Date: __________________

Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the Holder of the Note submitting this Conversion Notice that after giving effect to the conversion provided for in this Conversion Notice, such Holder (together with its affiliates) will not have holdings or beneficial ownership (together with the holdings or beneficial ownership of such Person’s affiliates) of a number of Ordinary Shares which exceeds the Maximum Percentage (as defined in the Note) of the total outstanding Ordinary Shares of the Company as determined pursuant to the provisions of Section 3(d) of the Note.

Please issue the Ordinary Shares into which the Note is being converted to Holder, or for its benefit, as follows:

☐	Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: ___________ , ______

Name of Registered Holder

By:
Name:
Title:

Tax ID: ____________________________

E-mail Address:

Exhibit II ACKNOWLEDGMENT

The Company hereby (a) acknowledges this Conversion Notice, (b) certifies that the above indicated number of Ordinary Shares[are][are not] eligible to be resold by the Holder either (i) pursuant to Rule 144 (subject to the Holder’s execution and delivery to the Company of a customary 144 representation letter) or (ii) an effective and available registration statement and (c) hereby directs ______________ to issue the above indicated number of Ordinary Shares in accordance with the Transfer Agent Instructions dated ______________, 20 from the Company and acknowledged and agreed to by ______________.

HUB CYBER SECURITY LTD

By:
Name:
Title:

SCHEDULE I

[Insert Schedule of Additional Buyers]

SCHEDULE OF ADDITIONAL BUYERS

(1)	(2)	(3)	(4)	(5)		(6)
					Amount of
					Outstanding
		Aggregate Principal	Aggregate Number of	Cash Consideration	Note Cancelation	Legal Representative’s
		Amount of	Additional	of Additional	of Additional	Mailing Address
	Mailing Address and	Additional	Warrant	Purchase	Purchase	and
Buyer	E-mail Address	Notes	Shares	Price	Price	E-mail Address
Keystone Capital Partners, LLC	139 Fulton Street Suite 412 New York, NY 10038 Attention: Fredric Zaino E-Mail: fz@keystone-cp.com	$3,267,968.75	567,356	$50,000.00	$2,914,062.50*	Kelley Drye & Warren LLP 3 World Trade Center 175 Greenwich Street New York, NY 10007 Telephone: (212) 808- 7540 Attention: Michael A. Adelstein, Esq.
Seven Knots, LLC	415 N Benton Avenue Helena, MT 59601 Email: mjw@7-knots.com	$2,714,531.25	471,273	$50,000.00	$2,410,937.50*	Kelley Drye & Warren LLP 3 World Trade Center 175 Greenwich Street New York, NY 10007 Telephone: (212) 808- 7540 Attention: Michael A. Adelstein, Esq.

(1)	(2)	(3)	(4)	(5)		(6)
			Aggregate
		Aggregate	Number	Cash	Amount of
		Principal	of	Consideration	Outstanding Note	Legal
		Amount of	Additional	of Additional	Cancelation of	Representative’s
	Mailing Address and	Additional	Warrant	Purchase	Additional Purchase	Mailing Address and
Buyer	E-mail Address	Notes	Shares	Price	Price	E-mail Address
Pinz Capital Special Opportunities Fund LP	c/o Walkers Corporate Center 27 Hospital Road Georgetown, Grand Cayman KY1-9008 Cayman Islands	$900,937.50	156,413	$25,000.00	$790,625.00*	N/A
	With a copy to:
	Pinz Capital Management 150 East 52nd Street, 29th Floor New York, NY 10022 Email: Mpinz@pinzcap.com
First Fire	1040 1st Avenue, Suite 190	$503,125.00	87,348	$100,000.00	$343,750.00*	N/A
Global	New York, NY 10022
Opportunities	Email: eli@firstfirecap.com
Fund LLC
Robert Welner	7 Rose Avenue Great Neck, NY 11021 Email: robertwelner@aol.com	$182,500.00	31,684	$25,000.00	$137,500.00*	N/A
Clover Crest Bahamas Limited	Templeton Building, West Bay Street Nassau, Bahamas Email: jordan.spring1@gmail.com	$2,762,500.00	479,601	$1,000,000.00	$1,375,000.00*	N/A

(1)	(2)	(3)	(4)	(5)		(6)
			Aggregate
		Aggregate	Number	Cash	Amount of
		Principal	of	Consideration	Outstanding Note	Legal
		Amount of	Additional	of Additional	Cancelation of	Representative’s
	Mailing Address and	Additional	Warrant	Purchase	Additional Purchase	Mailing Address and
Buyer	E-mail Address	Notes	Shares	Price	Price	E-mail Address
Jim Fallon	137 West 83rd Street, Apt 5W New York, NY 10024 Email: JimFallon@gmail.com	$938,750.00	162,977	$25,000.00	$825,000.00*	N/A
J.J. Astor & Co.	J.J. Astor & Co. 26 S Rio Grande St #2072 Salt Lake City, Utah 84101 Attention: Michael Pope E-Mail: michael.p@jjastor.com	$3,281,250.00	569,661	$1,250,000.00	$1,562,500.00*	N/A
Agile Capital Funding LLC	104 E 25th St 10th Floor, New York, NY 10010. E-Mail: aaron@agilecapitalfunding.com	$937,500.00	162,760	-	$750,000.00**	N/A
MMCap	161 Bay Street	$5,625,000.00	976,563	$4,500,000.00	-	N/A
International	TD Canada Trust Tower
Inc. SPC	Suite 2240
	Brookfield Place
	Toronto, ON M5J 2S1
	Email: hugh@mmcap.ky
L5 Capital Inc.	4177 Rockbridge Road West Vancouver, BC V7W1A3 email: mlustig.l5capital@gmail.com	$312,500.00	54,253	$250,000.00	-	N/A
TOTAL	-	$21,426,562.50	3,719,889	$7,275,000.00	$11,109,375.00	-
* Additional Purchase price to be paid in part with the cancellation in full of certain outstanding notes issued to such Buyer by the Company (on a dollar-for-dollar basis).
** Additional Purchase price to be paid in full with the partial cancellation of certain outstanding notes issued to such Buyer by the Company (on a dollar-for-dollar basis).